SECURITY AGREEMENT

This Security Agreement (the “Security Agreement”) is entered into on October 30, 2013 by and among TREBOR INDUSTRIES, INC., a Florida company (the “Debtor”) and MIKKEL PITZNER (the “Secured Party”).

RECITALS

A. The Debtor, Brownie’s Marine Group, Inc. and the Secured Party are parties to a Loan Agreement (the “Loan Agreement”) and Secured Promissory Note in the principal amount of $85,000 (the “Note”), each dated even herewith.

B. To induce Secured Party to enter into the Loan Agreement and to secured the obligations of the Debtor under the Note and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor has agreed to grant a security interest in certain Collateral (as hereinafter defined) as security for the secured obligations set forth in the Note.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions, and upon acknowledgement of each of the parties of the receipt of valuable consideration, the parties herein agree as follows:

1) Recitals. The foregoing recitals are true, correct and are herein incorporated by reference.

2) Grant of Security Interest. Upon the “Effective Date” of the Loan Agreement (as defined under the Loan Agreement), the Debtor hereby grants to the Secured Party a security interest up to $200,000 in and to all of the Debtor’s right, title and interest in and to all of the assets listed on Schedule A attached hereto (the “Collateral”) to secure the prompt and complete payment, when due, of all amounts outstanding under the Note, such grant junior to Branch Banking and Trust Company (the “Senior Creditor”) until such time as the Debtor and Senior Creditor settle the deficiency judgment held by Senior Creditor as filed in the Circuit Court of the Seventeen Judicial Circuit in and for Broward County, Florida (the “BBT Judgment”). Secured Party also acknowledges the UCC filing recorded on the Florida Secured Transaction Registry in favor of Dex Imaging, Inc.

3) Representations and Warranties. The Debtor represents and warrants to the Secured Party as follows:

a) The Debtor has, and has duly exercised, all requisite capacity, power and authority to enter into the Note, this Security Agreement, to pledge the Collateral, and to carry out the transactions contemplated herein.

b) The execution, delivery and performance of this Security Agreement by the Debtor will not result in a violation of any mortgage, instrument or other agreement or any order, law, rule or regulation to which the Debtor is subject, or be in conflict with, or result in a breach of or constitute a default under any such mortgage, instrument or agreement.

c) This Security Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws affecting the rights of creditors.

d) The Debtor is the sole legal, record and beneficial owner of the Collateral and has good title to it, free and clear of any lien, hypothecation, security interest, option or other charge or encumbrance, except (i) as contemplated by the Note, (ii) the security interest created by this Security Agreement and (iii) the Senior Creditor security interests, and has full right to pledge, assign, transfer and deliver the Collateral and any proceeds thereof.

e) Other than a filing of a financing statement, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory agency or authority is required (i) for the grant by the Debtor of the security interest granted hereby; or (ii) for the execution, delivery or performance of this Security Agreement by the Debtor; or (iii) for the perfection of or the exercise by the Secured Party of his rights and remedies hereunder.

4) Further Assurances.

a) The Debtor agrees that from time to time, at the expense of the Debtor, to promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce his rights and remedies hereunder with respect to any Collateral. At any time and from time to time at the request of the Secured Party, the Debtor shall execute and deliver to the Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to the Secured Party as shall be necessary or desirable to fully perfect, when filed and/or recorded, the security interest in the Collateral granted to the Secured Party. The Debtor hereby authorizes the Secured Party, without notice to the Debtor, to file any financing statement and amendments thereof or continuations thereof, naming the Debtor as “debtor” and the Secured Party as “creditor”.

b) The Secured Party agrees that to the extent required by any bank or third party providing accounts receivable financing and/or acquisition line financing to the Debtor (each a “Bank”, and together the “Banks”), Secured Party’s Note will be junior in payment and right, title and interest to all amounts due pursuant to secured loans made by such Bank(s) to the Debtor. The Secured Party shall enter into such subordination agreement as may be reasonably requested by any such Bank or Banks.

c) The Debtor shall use its best efforts to settle the BBT Judgment and terminate all Uniform Commercial Code (“UCC”) filings in favor of the Senior Creditor with ten (10) business days of the date of this Security Agreement.

5) Transfer and Other Liens. The Debtor shall not:

a) Sell, assign or otherwise dispose of any of the Collateral, except in the ordinary course of business.

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b) Except for accounts receivable financing, acquisition line financing or statutory liens in the ordinary course of business, create or suffer to exist any lien upon or with respect to any of the Collateral to secure debt of any person.

6) Secured Party’s Duties; Preservation of Rights. The powers conferred on Secured Party hereunder are solely to protect the Secured Party’s interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

7) Remedies. If any Event of Default (as defined in the Note) shall have occurred, then during the continuance of such Event of Default:

a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Secured Party, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the “Code”) (whether or not the Code applies to the affected Collateral) and also may (i) require the Debtor to, and the Debtor hereby agrees that it will at its expense and upon the request of the Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties; and (ii) to enter the premises where any of the Collateral is located and take and carry away the same, by any of its representatives, with or without legal process, to Secured Party’s place of storage; and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Secured Party may deem commercially reasonable. The Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Debtor of the time and place of any public or private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place it was so adjourned.

b) All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, all or any part of the amounts due under the Note in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the amounts due under the Note shall be paid over to the Debtor. If the proceeds of the sale of the Collateral are insufficient to pay all of the amounts due under the Note the Debtor agrees to pay upon demand any deficiency to Secured Party.

8) Indemnity and Expenses.

a) The Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from Secured Party’s gross negligence or willful misconduct.

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b) The Debtor will, upon demand by Secured Party, pay to Secured Party the amount of any and all expenses, including the reasonable fees and out of pocket disbursements of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) filing or recording fees incurred in connection with this Security Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (iii) the exercise or enforcement of any of the rights of Secured Party; or (iv) the failure by the Debtor to perform or observe any of the provisions hereof.

9) Continuing Security Interest; Transfer of Note. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Note; (b) be binding upon the Debtor, its successors and assigns; and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Secured Party may not assign or otherwise transfer all or any portion of its rights and obligations under the Note to any other person without the consent of the Debtor, its successors or assigns and then upon such permitted transfer, such other person shall become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise.

10) Termination. Upon the payment in full of the Note, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor, its successors or assigns. Upon any such termination, Secured Party will, at the Debtor‘s expense, execute and deliver to the Debtor, its successors or assigns such UCC termination statements and such other documentation as the Debtor, its successors or assigns shall reasonably request to effect the termination and release of the liens on the Collateral.

11) Miscellaneous.

a) No Third-Party Beneficiaries. Except as contemplated herein and by the Merger Agreement, this Security Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

b) Succession. This Security Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

c) Assignment. The Secured Party may not assign either this Security Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of the Debtor. The Debtor may assign any or all of its rights, interests, obligations and duties hereunder.

d) Amendments and Waivers. No amendment of any provision of this Security Agreement shall be valid unless the same shall be in writing and signed by both the Debtor and the Secured Party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

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e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties as set forth below, or at such other address as such party may designate by ten days’ advance written notice to the other parties hereto:

If to the Debtor:	to the address as set forth in the Loan Agreement.

If to the Secured Party:	to the address as set forth in the Loan Agreement.

f) Construction. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Security Agreement.

g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. Each of the Parties hereto expressly and irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Security Agreement will be instituted exclusively in Broward County, Florida.

i) Entire Agreement. This Security Agreement, together with the attached schedules and exhibits, and the documents referred to herein constitute the entire agreement among the parties.

j) Counterparts; Facsimile/PDF Signatures. This Security Agreement may be executed in two or more counterparts, and by facsimile signatures or portable document format (.pdf or similar format), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

k) Effectiveness. This Security Agreement shall be deemed effective upon the Effective Date of the Loan Agreement (as defined therein).

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Security Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

DEBTOR:	TREBOR INDUSTRIES, INC.

/S/ROBERT CARMICHAEL
Robert Carmichael, Chief Executive Officer

SECURED PARTY:	MIKKEL PITZNER

/S/MIKKEL PITZNER
Mikkel Pitzner, individually

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SCHEDULE A

Collateral

“Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i)	All goods of the Debtor, including, without limitations, machinery, equipment, computers, appliances, furniture, fixtures, and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Debtor’s businesses and all improvements thereto; and

(ii)	All inventory of the Debtor; and

(iii)	All receivables of the Debtor including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, and equipment which any of the same may represent, and all right, title, security and guaranties with respect to each receivable, including any right of stoppage in transit; and

(iv)	All of the Debtor’s documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iii) above.